                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                              INGENUUS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

        1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
        2)  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

            --------------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
        5)  Total fee paid:

            --------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

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        2)  Form, Schedule or Registration Statement No.:

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        3)  Filing Party:

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        4)  Date Filed:

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

                              INGENUUS CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ingenuus Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001 at 3:00 p.m., local time, at the Company's offices at 830 East Arques Avenue, Sunnyvale, California 94086, for the following purposes:

          1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To amend the 1997 Director Stock Option Plan to increase the initial number of shares granted to outside directors upon the date such persons first become outside directors.

          3. To ratify the appointment of Moss Adams L.L.P. as independent auditors for the Company for the 2001 fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 19, 2001 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Douglas E. Klint
                                          Secretary

Sunnyvale, California
March 30, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              INGENUUS CORPORATION
                             830 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-2199
                            ------------------------

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of Ingenuus Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 830 East Arques Avenue, Sunnyvale, California 94086.

     These proxy solicitation materials were mailed on or about March 30, 2001 to all stockholders of record on March 19, 2001 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING
                            REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 19, 2001 are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 36,810,745 shares of the Company's Common Stock, $.001 par value per share, were issued and outstanding.

VOTING AND SOLICITATION

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in the Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" (the "Votes Cast") are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. A broker non-vote will not effect the outcome of the voting on a proposal.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the Annual Meeting of Stockholders to be held in the year 2002, stockholder proposals must be received by the Secretary of the Company no later than November 30, 2001 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 120 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the Company begins to print and mail its proxy materials. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Ingenuus Corporation, 830 East Arques Avenue, Sunnyvale, California 94086, Attention: Corporate Secretary.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2002 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than February 13, 2002. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of four (4) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The four (4) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

           NAME OF NOMINEE             AGE                    PRINCIPAL OCCUPATIONS
           ---------------             ---                    ---------------------
Conrad J. Dell'Oca...................  58     Chairman of the Board of the Company
Michael J. Carroll...................  57     President and Chief Executive Officer of the Company
Ronald K. Bell.......................  57     Vice President, Micro Linear Corporation
Al Wilson............................  68     Chairman of the Board and Chief Executive Officer,
                                              Rutilus Software, Inc.

     Except as set forth below, each nominee has been engaged in his or her principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

     Conrad J. Dell'Oca has served as the Company's Chairman of the Board of Directors since February 1997. He also served as the Company's Chief Executive Officer and President from February 1992 to January 1999. From May 1981 to 1991, Mr. Dell'Oca was Vice President, Research and Development of LSI Logic Corporation, a semiconductor manufacturer. Mr. Dell'Oca received a B.A.Sc. and M.A.Sc. in Engineering Physics and a Ph.D. in Electrical Engineering from the University of British Columbia.

     Michael J. Carroll has served as President and Chief Executive Officer and as a director of the Company since October 1999. From December 1994 to December 1998, Mr. Carroll also served as Group President of the Preco Electronics Division of Preco, Inc., a manufacturing company. Mr. Carroll also served as President of SenSym, Inc., a subsidiary of British Tire and Rubber from July 1992 to December 1994 and as President of Advanced Analog from 1984 to 1992. He previously held positions of General Manager, Vice President of Operations, and Vice President of Sales with Intech and Silicon General. Mr. Carroll received a B.S. degree in business and industrial management from San Jose State University in 1965.

     Ronald K. Bell has served as a director of the Company since March 1999. Mr. Bell has served as Vice President, Communications Products of Micro Linear Corporation, an analog and mixed semiconductor company, since June 1999. From February 1998 to June 1999, Mr. Bell was Chief Executive Officer of Equator Technologies, Inc., a multimedia processor company. From October 1997 to 1998, Mr. Bell was Vice President, Engineering and Chief Operations Officer at Equator Technologies, Inc., a semiconductor manufacturer. From November 1995 to 1997, he was Vice President, Advanced Architecture and Consumer Products Divisions and General Manager, Consumer Products Division of LSI Logic Corporation, a semiconductor company. From February 1993 to November 1995, he was Chief Technology Officer and Vice President, Computer Science Group for Unisys Corporation, an information services company. Mr. Bell received a B.S. in Electrical Engineering and a M.S. in Computer Science from the University of Utah.

     Al Wilson has served as director of the Company since March 2000. Mr. Wilson has served as Chairman of the Board of Directors and Chief Executive Officer of Rutilus Software, Inc., a data protection software company, since August 1998. From September 1995 to August 1998, Mr. Wilson served as Chief Operating Officer of Mylex Corporation, a data storage systems and service company. Mr. Wilson also served as Vice President and General Manager of Array Technology, Inc., a division of EMC Corporation, a data storage systems and service company, from May 1993 to September 1995.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held eight (8) meetings during fiscal year 2000. David K. Lam, a director of the Company during fiscal year 2000, resigned in March 2001.

     The Board of Directors has three standing committees: the Compensation Committee, the Option Committee and the Audit Committee. The Board of Directors currently has no Nominating Committee or committee performing a similar function.

     The Compensation Committee, which consisted of Messrs. Bell, Wilson and Lam held four (4) meetings in fiscal year 2000. The Compensation Committee currently consists of Messrs. Bell and Wilson. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's executive officers, directors and employees and administers the Company's 1996 Stock Option Plan, 2000 Stock Option Plan, 1997 Director Stock Option Plan and 1997 Employee Stock Purchase Plan.

     The Option Committee consisted of Mr. Dell'Oca and Mr. Michael J. Carroll during fiscal year 2000. The Option Committee has the ability to grant options (not to exceed 50,000 shares) to non-executive officers under the Company's 1996 Stock Option Plan and 2000 Stock Option Plan.

     Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal year 2000 and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal year 2000 on which such director served.

REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee, which consisted of Messrs. Bell, Wilson and Lam, held two (2) meetings in fiscal year 2000. The Audit Committee currently consists of Messrs. Bell and Wilson. Each member is an independent director in accordance with the NASDAQ National Market Audit Committee requirements. The Audit Committee assists management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

     In addition, the Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the auditors.

     Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended November 30, 2000. PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the Company's independent auditors for fiscal year 2000, issued their unqualified report dated February 21, 2001 on the Company's financial statements.

     The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with PricewaterhouseCoopers relative to its independence. The Audit Committee has considered whether PricewaterhouseCoopers's provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter. A copy of the charter is attached as Appendix A.

---------------

  (1)The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended November 30, 2000 be included in the Annual Report on Form 10-K.

                                          AUDIT COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Ronald K. Bell
                                          Al Wilson

                                 PROPOSAL TWO:

            APPROVAL OF AMENDMENT TO 1997 DIRECTOR STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the 1997 Director Stock Option Plan (the "Director Plan"). A total of 250,000 shares of Common Stock are presently reserved for issuance under the Director Plan. Under the Director Plan, at present, each outside director is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock upon the date such person first becomes an outside director. In January 2001, the Company's Board of Directors approved an amendment to the Director Plan which, if approved by the stockholders, would provide that each outside director be automatically granted a nonstatutory option to purchase 50,000 shares of Common Stock upon the date such person first becomes an outside director. Up to three (3) outside directors are eligible for grants under the Director Plan. At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Director Plan to increase the number of shares of Common Stock an outside director receives upon the date such person first becomes an outside director. The Board of Directors believes that the amendment will enable the Company to attract and retain key personnel on the Board of Directors.

     For a description of the principal features of the Director Plan, see Appendix B -- "Description of 1997 Director Stock Option Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The approval of the amendment to the Director Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE DIRECTOR PLAN TO INCREASE THE NUMBER OF SHARES GRANTED TO OUTSIDE DIRECTORS UPON THE DATE SUCH PERSONS FIRST BECOME OUTSIDE DIRECTORS.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On March 12, 2001, the Board of Directors selected Moss Adams L.L.P., independent auditors ("Moss Adams"), to audit the financial statements of the Company for the 2001 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. A representative of Moss Adams is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

     PricewaterhouseCoopers audited the Company's financial statements for the fiscal year ended November 30, 2000. On March 5, 2001, PricewaterhouseCoopers notified the Company that it would resign from its representation of the Company effective immediately and would no longer audit the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors and Audit Committee. A representative of PricewaterhouseCoopers is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

     During the Company's two most recent fiscal years and through the date of PricewaterhouseCoopers's resignation, the Company has had no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused it to make reference thereto in its report on the financial statements of the Company for such years, except that a disagreement arose with respect to a fourth quarter 2000 transaction with a customer and the recognition of revenue. After direct discussions with the customer, management concluded that the revenue related to the transaction should be deferred and PricewaterhouseCoopers agreed with management's conclusion. The Company's Audit Committee discussed the subject matter of this disagreement with PricewaterhouseCoopers. The Company has authorized PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant concerning the subject matter of such disagreement. During the Company's two most recent fiscal years and through the date of this Report, the Company has had no reportable events, except that the report from PricewaterhouseCoopers to the Company's Audit Committee for the fiscal year ended November 30, 2000 audit noted a material weakness in the internal control structure relating to the retention of documents and contract administration.

AUDIT FEES

     Audit fees billed to the Company by PricewaterhouseCoopers during the Company's fiscal year ended November 30, 2000 for review of the Company's annual financial statement and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $175,880.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage PricewaterhouseCoopers to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended November 30, 2000.

ALL OTHER FEES

     Fees billed to the Company by PricewaterhouseCoopers during the Company's fiscal year ended November 30, 2000 for all other non-audit services rendered to the Company, including tax related services, totaled $340,512.

     The Audit Committee believes that PricewaterhouseCoopers's provision of information technology services and other non-audit services is compatible with the requirement of maintaining its independence.

     Stockholder ratification of the selection of Moss Adams as the Company's independent public accountants is not required by the Company's bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Moss Adams, the Audit Committee and the Board of Directors will reconsider whether or not to retain Moss Adams. Even if the selection of Moss Adams is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the Votes Cast will be required to ratify the selection of Moss Adams as the Company's independent public accountants for the fiscal year ending November 30, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

                             ADDITIONAL INFORMATION

PRINCIPAL SHARE OWNERSHIP

     As of March 19, 2001, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                 BENEFICIAL OWNERSHIP
                                                              ---------------------------
                            NAME                              NUMBER OF SHARES    PERCENT
                            ----                              ----------------    -------
Conrad J. Dell'Oca(1).......................................     2,725,304           7%
  830 East Arques Avenue
  Sunnyvale, California 94086
Summit Partners, L.P.(2)....................................     2,601,008           7%
  499 Hamilton Avenue, Suite 200
  Palo Alto, California 94301
Yen Chang...................................................     2,129,070           6%
  830 East Arques Avenue
  Sunnyvale, California 94086

---------------
(1) Includes stock options to purchase 100,000 shares which are vested and exercisable within 60 days of the Record Date.

(2) Includes 2,601,008 shares held with shared dispositive and voting power by Summit Ventures IV, L.P. ("Summit IV"), Summit Investors III, L.P. ("Summit Investors III"), Stamps, Woodsum & Co. IV and Messrs. E. Roe Stamps IV, Stephen G. Woodsum, Gregory M. Avis, Martin J. Mannion, Bruce R. Evans, Thomas S. Roberts, Walter G. Kortschak, Joseph F. Trustey, Kevin P. Mohan and Peter Y. Chung. Summit Partners IV, L.P. is the sole general partner of Summit IV. Stamps, Woodsum & Co. IV is the sole general partner of Summit Partners IV, L.P. Messrs. Stamps, Woodsum, Avis, Mannion, Evans, Roberts, Kortschak, Trustey, Mohan and Chung are individual general partners of Stamps, Woodsum & Co. IV and Summit Investors III.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 19, 2001 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer and the four other executive officers of the Company during fiscal year 2000 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:

                                                                 BENEFICIAL OWNERSHIP
                                                              ---------------------------
                            NAME                              NUMBER OF SHARES    PERCENT
                            ----                              ----------------    -------
Conrad J. Dell'Oca(1).......................................     2,725,304           7%
Michael J. Carroll(2).......................................       382,666           1%
Ronald K. Bell(3)...........................................         7,500           *
Al Wilson(4)................................................         6,250           *
Douglas E. Klint(5).........................................        58,345           *
John R. Walsh(6)............................................        38,125           *
Theodore Colton(7)..........................................            --          --
All directors and executive officers as a group (7
  persons)..................................................     3,218,190           9%

---------------
 *  Less than 1%

(1) Includes stock options to purchase 100,000 shares which are vested and exercisable within 60 days of the Record Date.

(2) Includes stock options to purchase 382,666 shares which are vested and exercisable within 60 days of the Record Date.

(3) Includes stock options to purchase 7,500 shares which are vested and exercisable within 60 days of the Record Date.

(4) Includes stock options to purchase 6,250 shares which are vested and exercisable within 60 days of the Record Date.

(5) Includes stock options to purchase 58,345 shares which are vested and exercisable within 60 days of the Record Date.

(6) Includes stock options to purchase 38,125 shares which are vested and exercisable within 60 days of the Record Date. Includes 8,114 shares held by Mr. Walsh's spouse. Mr. Walsh disclaims any beneficial interest in such shares.

(7) Mr. Colton resigned in January 2001.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three (3) fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four (4) other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                       ANNUAL COMPENSATION(1)                COMPENSATION
                                           -----------------------------------------------   ------------
                                           FISCAL                           OTHER ANNUAL        AWARDS
       NAME AND PRINCIPAL POSITION          YEAR    SALARY(2)   BONUS(3)   COMPENSATION(4)    OPTIONS(5)
       ---------------------------         ------   ---------   --------   ---------------   ------------
Conrad J. Dell'Oca.......................   2000    $238,365    $ 28,550            --          100,000
  Chairman of the Board of Directors        1999     232,095      14,971            --          100,000
                                            1998     209,000     120,000            --               --
Michael J. Carroll(6)....................   2000     256,192      44,739            --          241,000
  President and Chief Executive             1999      21,795          --            --        1,000,000
  Officer
Douglas E. Klint(7)......................   2000     203,850      13,165            --           25,000
  Vice President, Secretary and             1999     196,878      12,594            --          225,000
  General Counsel                           1998      62,500          --            --               --
John R. Walsh(8).........................   2000     149,684      11,811            --          217,000
  Vice President, Operations                1999      18,827          --            --               --
Theodore Colton(9).......................   2000     127,557       8,807       $48,333          600,000
  Vice President, Strategic
  Business Development

---------------
(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.

(2) Includes deferred salary under the Company's 401(k) Plan.

(3) Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(4) Represents incentive payments based on revenue from certain contracts and a negotiated guaranteed commission. Includes incentive payments earned in the fiscal year indicated even if such bonuses were paid in a subsequent fiscal year.

(5) Options granted in fiscal year 2000.

(6) Mr. Carroll joined the Company in October 1999.

(7) Mr. Klint joined the Company in August 1998.

(8) Mr. Walsh joined the Company in October 1999.

(9) Mr. Colton joined the Company in February 2000.

                       OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended November 30, 2000.

                                       INDIVIDUAL GRANTS(1)
                         ------------------------------------------------
                                    % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                     OPTIONS                                  ANNUAL RATES OF STOCK PRICE
                                    GRANTED TO    EXERCISE                      APPRECIATION FOR OPTION
                                    EMPLOYEES      OR BASE                              TERM(2)
                         OPTIONS    IN FISCAL     PRICE PER    EXPIRATION    ------------------------------
         NAME            GRANTED       YEAR         SHARE         DATE            5%               10%
         ----            -------    ----------    ---------    ----------    ------------      ------------
Conrad J. Dell'Oca.....  100,000      2.2%          $1.31      6/20/2010       $ 82,385          $208,780
Michael J. Carroll.....  150,000      3.3%          $1.31      6/20/2010        123,578           313,170
                          91,000      2.0%          $1.31      2/28/2001          5,961            11,921
Douglas E. Klint.......   25,000      0.5%          $1.31      2/28/2001          1,638             3,275
John R. Walsh..........  193,000      4.3%          $1.31      6/20/2010        159,003           402,946
                          24,000      0.5%          $1.31      2/28/2001          1,572             3,144
Theodore Colton........  150,000      3.3%          $3.94      2/10/2010        371,677           941,902
                           1,000      0.02%         $5.00       4/4/2010          3,144             7,969
                         100,000      2.2%          $2.63      4/27/2010        165,399           419,154
                         349,000      7.8%          $1.38      6/20/2010        302,888           767,578

---------------
(1) Each of these options was granted pursuant to the Company's 1996 Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four (4) year period at the rate of one-fourth (1/4th) of the shares on the first anniversary of the date of grant and one-forty-eighth (1/48th) of the remaining shares per month thereafter.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised by the Named Executive Officers during fiscal year ended November 30, 2000, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of November 30, 2000.

                                                                     FISCAL YEAR-END OPTION VALUES
                                                       ---------------------------------------------------------
                                                                                        VALUE OF UNEXERCISED
                                  SHARES                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 ACQUIRED              OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                                    ON       VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------   --------   -----------   -------------   -----------   -------------
Conrad J. Dell'Oca.............        0    $      0     100,000        100,000          $0             $0
Michael J. Carroll.............        0           0     382,666        858,334           0              0
Douglas E. Klint...............   82,000     123,000      58,345        109,655           0              0
John R. Walsh..................        0           0      38,125        235,875           0              0
Theodore Colton................        0           0           0        600,000           0              0

---------------
(1) The value of an "in the money" of option represents the difference between the exercise price of such option and the fair market value of the Company's Common Stock at November 30, 2000, multiplied by the total number of shares subject to the option.

COMPENSATION OF DIRECTORS

     Employee directors are not compensated for their services as directors. Outside directors receive $10,000 per year for serving on the Board of Directors, $1,000 for attendance at each Board of Directors meeting and $2,000 per year for serving as a member of the Audit or Compensation Committees. Outside directors are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each outside director is eligible to participate in the Company's Director Plan. Under the Director Plan each outside director, at present, is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock upon the date such person first becomes an outside director. The Company's Board of Directors is seeking stockholder approval to amend the Director Plan to provide that each outside director be automatically granted a nonstatutory option to purchase 50,000 shares of Common Stock upon the date such person first becomes an outside director. In addition, each director who has been an outside director for at least six (6) months will automatically receive a nonstatutory option to purchase 5,000 shares of Common Stock upon such director's annual reelection to the Board of Directors by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner as a result of the termination of the optionee's status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan are subject to cumulative yearly vesting over a four (4) year period commencing at the date of grant.

     Messrs. Lam, Bell and Wilson each received stock options under the Director Plan to purchase 25,000 shares upon the date each became an outside director. Mr. Bell was granted an additional 5,000 shares on October 21, 1999, the date of the Company's 1999 Annual Meeting of Stockholders. Messrs. Lam and Bell were granted stock options for an additional 5,000 shares on April 25, 2000, the date of the Company's 2000 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors during fiscal year 2000 consisted of Messrs. Bell, Wilson and Lam. None of such individuals has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)

     During fiscal year 2000, the Compensation Committee consisted of Messrs. Bell, Wilson and Lam. All such members were outside directors. The Compensation Committee reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

     Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success.

     Components of Executive Compensation. The two key components of the Company's senior management compensation program in fiscal year 2000 were base salary and long-term incentives, represented by the Company's stock option program. The Compensation Committee utilizes an industry recognized independent annual survey of companies to determine whether the Company's senior management compensation is within the competitive range. Base salary is set for each senior manager commensurate with that person's level of responsibility and within the parameters of companies of comparable size within the Company's industry.

     It is the policy of the Company, and the members of the Committee believe that it is consistent with practices of comparable companies in the industry, that incentive compensation should comprise a meaningful portion of the annual total compensation of senior management. In this regard, Messrs. Dell'Oca, Carroll, Walsh, Colton and Klint were paid bonuses in 2000 in the amount of $28,550, $44,739, $11,811, $8,807 and $13,165, respectively. All such bonuses were paid based on achievement of management business objectives. Mr. Colton was also paid total sales commissions in 2000 in the amount of $48,333. Sales commissions were paid on revenue invoiced as well as a negotiated monthly guarantee from the inception of Mr. Colton's employment until November 30, 2000.

     Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager vest over a four (4) year period. In addition to the stock option program, senior managers are eligible to participate in the Company's 1997 Employee Stock Purchase Plan.

     Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match annual contributions under the 401(k) plan at this time.

---------------

  (2)The information above regarding the Compensation Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's 1996 Stock Option Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Al Wilson
                                          Ronald K. Bell

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return compared to the NASDAQ Stock Market and the NASDAQ Electronic Components Stock Index for the period April 28, 1998 (the date following the date of the Company's Initial Public Offering) through November 30, 2000. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the NASDAQ Stock Market and the stocks represented in the NASDAQ Electronic Components Stock Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

                COMPARISON OF 31 MONTH TOTAL CUMULATIVE RETURNS*
           AMONG INGENUUS TECHNOLOGY, THE NASDAQ STOCK MARKET INDEX,
                  AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

[PERFORMANCE GRAPH]         CUMULATIVE TOTAL RETURN

                                                                                  NASDAQ STOCK              NASDAQ ELECTRONIC
                                                        INGENUUS                  MARKET (U.S.)                COMPONENTS
                                                        --------                  -------------             -----------------
4/28/98                                                    100                         100                         100
5/29/98                                                     87                          96                          89
8/31/98                                                     17                          82                          80
11/30/98                                                    16                         107                         121
2/29/99                                                      8                         126                         137
5/31/99                                                      7                         136                         139
8/31/99                                                      7                         152                         204
11/30/99                                                    22                         180                         231
2/28/00                                                     36                         258                         385
5/31/00                                                     11                         187                         341
8/31/00                                                     12                         232                         440
11/30/00                                                     4                         143                         239

       * $100 INVESTED ON 4/28/98 IN EITHER STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING NOVEMBER 30.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2000, all reporting obligations were met on a timely basis, except that a Form 5 was filed late in 2001 for each of Douglas E. Klint, John R. Walsh, Michael J. Carroll, Theodore Colton, Ronald K. Bell and Al Wilson. There were no previous late filings for these individuals.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California
March 30, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                              INGENUUS CORPORATION

PURPOSE:

     The Audit Committee is the key overseer of the Company's financial reporting, internal controls and business ethics. It serves as the primary interface with the Company's external and internal auditors. The key to successful performance of its functions is strict independence from Company management combined with a thorough understanding of the Company's business and material financial reporting issues.

     The purpose of the Audit Committee of the Board of Directors of Ingenuus Corporation (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP AND QUALIFICATIONS:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors on or before June 14, 2000, and the members will meet the following criteria:

          1. Each member will be an independent director, in accordance with the NASDAQ National Market Audit Committee requirements. All Audit Committee members shall be unaffiliated directors of the Company. Each must be free from any relationship which would interfere with the exercise of his or her independent judgment. Corporate employees, advisors or consultants are excluded from membership;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements. Each member shall have sufficient understanding of financial reporting and internal control principles to deal with material financial reporting and control issues as they arise; and

          3. At least one (1) member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

          1. Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

          2. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

          3. Reviewing fee arrangements with the independent auditors;

          4. Reviewing the independent auditors' proposed audit scope, approach and independence;

          5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

          6. Requesting from the independent auditors a formal written statement delineating all relationships between the auditors and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

          7. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

          8. Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

          9. Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

          10. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
     Schedule 14A;

          11. Reviewing the Audit Committee's own structure, processes and membership requirements;

          12. Attending periodic meetings with the external auditors, in which the following subject areas among others should be explored:

             (a) What are the Company's primary internal control risks and areas of financial reporting weaknesses, and how can they be improved;

             (b) Whether the auditors have noticed any end of the year or unusually large transactions which require further investigation;

             (c) The aggressive or conservative nature of the Company's financial reporting policies;

             (d) Whether the external auditors have had any disagreement with management regarding financial reporting;

             (e) Whether the external auditors have had the full cooperation of management in connection with the audit; and

             (f) Performing such other duties as may be requested by the Board of Directors.

  Responsibilities Regarding Company Management.

          1. Ascertaining from management the Company's primary business and financial exposure risks;

          2. Reviewing management's responses to the recommendations of the external and internal auditors;

          3. Periodic meetings with management in which the following matters among others should be discussed;

             (a) Company budgets and forecasts, and the extent to which current operations are meeting such budgets and forecasts;

             (b) Company compliance with internal codes of ethics and other internal procedures; and

             (c) Regulatory compliance.

  Responsibility Regarding Internal Auditors

          1. Ascertaining the nature of the internal audit plan;

          2. Ascertaining appropriate staffing levels for the internal audit function;

          3. Reviewing the appointment and replacement of the senior auditing executive;

          4. Serving as a channel of communication between the internal auditors and the Board of Directors;

          5. Regular meetings with the internal auditing staff, particularly at year end, in which the following matters among others should be discussed;

             (a) What are the strengths and weaknesses of the Company's internal financial controls;

             (b) What efforts have been taken to uncover "side deals" or oral, off-the-books transactions, and what has been the results of those efforts;

             (c) What unusually large, end of year or end of quarter transactions have been entered into which materially affect the Company's financial results; and

             (d) To what extent are the Company's financial reporting policies unusually aggressive.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

     Executive Session. After meeting with Company management, at each meeting there shall be an executive session held without management present.

     Written agendas and Minutes. Each Audit Committee meeting shall have a written agenda, and written minutes of the meeting shall be taken.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

DIRECT ACCESS TO ADVISORS AND INTERNAL INFORMATION:

     At all times, the Audit Committee shall have direct access to the Company's financial and legal advisors, including the Company's outside counsel and independent auditors. In fulfilling its functions, the Audit Committee shall have the right to hire counsel, public accountants, and other advisors, although such retention would normally occur only when special circumstances arise. The Audit Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

RESPONSIBILITY FOR ASSURING COMPLIANCE WITH COMPANY POLICIES:

     Code of Ethics. The Audit Committee shall have primary responsibility for assuring compliance with the Company's Code of Ethics, and shall receive yearly reports from the Company's general counsel on such compliance.

     Insider Trading Policies. The Audit Committee shall have primary responsibility for assuring compliance with the Company's insider trading policies and shall receive a yearly report from the Company's general counsel regarding such compliance.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board of Directors from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      APPENDIX B

               DESCRIPTION OF THE 1997 DIRECTOR STOCK OPTION PLAN

     The Company's 1997 Director Stock Option Plan (the "Director Plan") provides for the granting of nonstatutory stock options to outside directors of the Company. A total of 250,000 shares of Common Stock has been reserved for issuance under the Director Plan. The Director Plan authorizes the Board of Directors to grant nonstatutory stock options to outside directors of the Company. As of November 30, 2000, options to purchase a total of 85,000 shares of stock have been granted pursuant to the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

     Purpose. At the annual meeting, the stockholders are being asked to approve the proposed amendment to the Director Plan to increase the number of shares of Common Stock reserved for initial grants thereunder. At present, each outside director is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock upon the date such person first becomes an outside director. In January 2001, the Company's Board of Directors approved an amendment to the Director Plan which, if approved by the stockholders, would provide that each outside director be automatically granted a nonstatutory option to purchase 50,000 shares of Common Stock upon the date such person first becomes an outside director. The purpose of the Director Plan is to attract and retain the best available personnel to serve as outside directors of the Company. Up to three (3) outside directors may be eligible for grants under the Director Plan.

     Administration. The Director Plan is administered by the Board of Directors. However, all options granted under the Director Plan are automatic and nondiscretionary. Upon re-election to the Board of Directors at the Annual Meeting of Stockholders each year during the term of the Director Plan, each outside director will automatically receive an option to purchase 5,000 shares, provided he or she shall have served on the Board of Directors for at least the preceding six (6) months (the "Annual Grant"). Additionally, each new outside director will automatically be granted an option to purchase 50,000 shares upon the date such person first becomes an outside director (the "Initial Grant").

     The Board of Directors has the authority to: (i) determine the fair market value of the Common Stock in accordance with the terms of the Director Plan;
(ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board of Directors shall be final.

     Eligibility. The Director Plan provides that options may be granted only to the Company's outside directors.

     Terms and Conditions. Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

          (a) Exercise Price. The price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and low asked prices on the date the option is granted. As of March 19, 2001, the NASDAQ closing price of the Company's Common Stock was $0.44 per share.

          (b) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Board of Directors. Such form of consideration may vary for each option, and may consist entirely of (1) cash; (2) check; (3) other shares which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six

     (6) months on the date of surrender and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; (4) cashless exercise program; or (5) any combination of the foregoing methods of payment.

          (c) Exercise of the Option. Annual Grants under the Director Plan will become exercisable in installments cumulatively as to 1/4th of the shares of Common Stock subject to the Annual Grants at the end of each year following the date of grant. Initial Grants under the Director Plan will become exercisable in installments cumulatively as to one-fourth (1/4th) of the shares of Common Stock subject to the Initial Grants at the end of each year following the date of grant. In no event may an option granted under the Director Plan be exercised more than ten (10) years after the date of grant. An option granted under the Director Plan is not exercisable for a fraction of a share. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering full payment of the purchase price.

          (d) Termination of Status as a Director. If the optionee's status as a director terminates for any reason (other than death or total and permanent disability as defined in Section 22(e)(3) of the Code), then all options held by such optionee under the Director Plan expire upon the earlier of
     (i) three (3) months after such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable as of the date of termination of the optionee's status as a director.

          (e) Permanent Disability. If the optionee's status as a director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), then all options held by such optionee under the Director Plan shall expire upon the earlier of (i) twelve (12) months after the date of such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of the optionee's status as a director.

          (f) Death. If an optionee dies while serving as a director of the Company, the director's options under the Director Plan shall expire upon the earlier of (i) twelve (12) months after his or her death or (ii) the expiration date of the option. The executor or legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of the optionee's death.

          (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options held by the optionee may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION OR MERGER OR ASSET SALE.

     (a) Changes in Capitalization. In the event any change, such as a stock split, reverse stock split, stock dividend or recapitalization is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the price of each option and in the number of shares subject to each option. Any such adjustment will be made by the Board of Directors, whose determination shall be final, binding and conclusive.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Mergers or Asset Sale. In connection with any merger or sale of assets involving the Company, each outstanding option and right may be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, each option shall become fully vested and exercisable.

     If an option is assumed or substituted, the option or equivalent option shall continue to be exercisable as long as the optionee serves as an outside director or director of successor corporation. If optionee's status an outside director or director of successor corporation terminates other than upon a voluntary resignation by the optionee, the option shall become fully exercisable, including shares for which would not otherwise be exercisable.

     Amendment and Termination of the Director Plan. The Board of Directors may amend, alter, suspend or discontinue the Director Plan; provided, however, that such action shall not impair the rights of any optionee under the Director Plan without the optionee's consent.

     Federal Income Tax Consequences. All options granted under the Director Plan are nonstatutory options. An optionee who is granted a nonstatutory stock option will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a deduction in the same amount as ordinary income recognized by the employee. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

     Director Plan Benefits. The Company is unable to predict the total amount of benefits that will be received by or allocated to any particular participant under the Director Plan. The following table sets forth an estimated dollar amount and number of shares that may be granted to outside directors under the Director Plan during fiscal year 2001.

                          DIRECTOR PLAN BENEFITS TABLE

                                                              NUMBER OF
                                                               SHARES      DOLLAR VALUE
                     NAME AND POSITION                         GRANTED     OF GRANTS(2)
                     -----------------                        ---------    ------------
Michael J. Carroll..........................................        0        $    --
  President and Chief Executive Officer
Douglas E. Klint............................................        0             --
  Vice President, Secretary and General Counsel
John R. Walsh...............................................        0             --
  Vice President, Operations
Theodore Colton.............................................        0             --
  Vice President, Strategic Business Development
Ronald K. Bell..............................................    5,000        $ 2,200
  Director
Al Wilson...................................................    5,000        $ 2,200
  Director
All Executive Officers as a Group (5 persons)...............        0             --
All Non-Employee Directors as a Group (up to 3
  persons)(1)...............................................   60,000        $26,400
All Employees Other than Executive Officers as a Group......        0             --

---------------
(1) In addition to the annual option grant to purchase 5,000 shares of Common Stock awarded to each outside director upon reelection at the Annual Meeting, the figure assumes the possible award of an option to purchase 50,000 shares of Common Stock in the event an additional outside director is seated after the Annual Meeting.

(2) The dollar value of option grants under the Director Plan was computed by multiplying the number of shares subject to the option times the estimated exercise price of the option. The estimated exercise price is determined here as the NASDAQ closing price of the Company's Common Stock as of March 19, 2001. All options granted under the Director Plan will be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                                                                      APPENDIX C

March 5, 2001

Mr. Michael Carroll
Ingenuus Corporation
830 East Arques Avenue
Sunnyvale, CA 94086

Dear Mr. Carroll,

This is to confirm that the client-auditor relationship between Ingenuus Corporation, and PricewaterhouseCoopers LLP has ceased.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

cc:  Chief Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, D.C. 20549

                                                                      APPENDIX D

                              INGENUUS CORPORATION

                        1997 DIRECTOR STOCK OPTION PLAN
             (AS AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 2001)

     1. Purposes of the Plan. The purposes of this 1997 Director Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be nonstatutory stock options.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the Common Stock of the Company.

          (d) "Company" means Ingenuus Corporation, a Delaware corporation.

          (e) "Director" means a member of the Board.

          (f) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (i) "Inside Director" means a Director who is an Employee.

          (j) "Option" means a stock option granted pursuant to the Plan.

          (k) "Optioned Stock" means the Common Stock subject to an Option.

          (l) "Optionee" means a Director who holds an Option.

          (m) "Outside Director" means a Director who is (i) not an Employee and
     (ii) not a partner nor a member of any venture capital firm or institutional investor which owns securities of the Company having more than five percent (5%) of the total voting power of the Company.

          (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) "Plan" means this 1997 Director Stock Option Plan.

          (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (q) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration and Grants of Options under the Plan.

     (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (iii) Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on the date of the annual meeting of stockholders of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

          (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

          (v) The terms of a First Option granted hereunder shall be as follows:

             (A) the term of the First Option shall be ten (10) years.

             (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

             (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

             (D) subject to Section 10 hereof, the First Option shall become exercisable as to 1/4th of the Shares subject to the First Option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates.

          (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

             (A) the term of the Subsequent Option shall be ten (10) years.

             (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

             (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

             (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to 1/4th of the Shares subject to the Subsequent Option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates.

          (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (c) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. Non-Transferability of Options. Unless otherwise determined by the Board, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

     If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

     For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                              INGENUUS CORPORATION

                        1997 DIRECTOR STOCK OPTION PLAN

                           DIRECTOR OPTION AGREEMENT

     Ingenuus Corporation, a Delaware corporation (the "Company"), has granted
to                          (the "Optionee"), an option to purchase a total of
[               (          )] shares of the Company's Common Stock (the
"Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1997 Director Stock Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

     2. Exercise Price. The exercise price is $          for each share of
Common Stock.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

          (a) Right to Exercise.

             (i) This Option shall become exercisable in installments cumulatively with respect to 1/4th of the Shares subject to the Option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such dates; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

             (ii) This Option may not be exercised for a fraction of a share.

             (iii) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

          (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash;

          (b) check;

          (c) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

          (d) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:
---------------------                     INGENUUS CORPORATION,
                                          a Delaware corporation

                                          By:

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:
---------------------                     --------------------------------------
                                                         Optionee

                                   EXHIBIT A

                        DIRECTOR OPTION EXERCISE NOTICE

Ingenuus Corporation
830 East Arques Avenue
Sunnyvale, CA 94086

Attention: Corporate Secretary

     1. Exercise of Option. The undersigned ("Optionee") hereby elects to
exercise Optionee's option to purchase           shares of the Common Stock (the
"Shares") of Ingenuus Corporation (the "Company") under and pursuant to the Company's 1997 Director Stock Option Plan and the Director Option Agreement
dated             (the "Agreement").

     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

     3. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

     4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                                      Accepted by:
OPTIONEE:                                          INGENUUS CORPORATION

                                                   By:

                                                   Its:

Address:

Dated:                                             Dated:

                              INGENUUS CORPORATION

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael J. Carroll and Douglas E. Klint, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Ingenuus Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 830 East Arques Avenue, Sunnyvale, California 94086, on Wednesday, May 16, 2001 at 3:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's 1997 Director Stock Option Plan, FOR the ratification of the appointment of Moss Adams L.L.P. as independent accountants and in accordance with their discretion on such other matters that may properly come before the meeting.

               THE DIRECTORS RECOMMEND A "FOR" VOTE ON EACH ITEM.

                  (Continued and to be signed on reverse side)

1. ELECTION OF DIRECTORS (Instructions: To withhold authority to vote for any individual nominee, strike that nominee's name below.)

                                                                    WITHHOLD
                                                       FOR          AUTHORITY
Conrad J. Dell'Oca                                     [ ]             [ ]
Ronald K. Bell                                         [ ]             [ ]
Michael J. Carroll                                     [ ]             [ ]
Al Wilson                                              [ ]             [ ]
FOR all nominees listed (except as withheld)           [ ]
Withhold authority to vote for nominees listed         [ ]

2. Proposal to amend the 1997 Director Stock       FOR       AGAINST     ABSTAIN
Option Plan to increase the initial number of      [ ]         [ ]         [ ]
shares granted to outside directors upon the date such persons first become outside directors

3. Proposal to ratify the appointment of Moss      [ ]         [ ]         [ ]
Adams L.L.P. as independent accountants for the 2001 fiscal year.

Signature(s) ______________________________        Dated _________________, 2001

        (Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)